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                                                                    EXHIBIT 99.1

(ProxyMed LOGO)

                                                            COMPANY NEWS RELEASE

                              FOR IMMEDIATE RELEASE

Contact:
--------
Judson E. Schmid
Chief Financial Officer
954-473-1001, Ext. 300
investorrelations@proxymed.com

                 PROXYMED CLOSES ON $25 MILLION EQUITY FINANCING
                         FROM GENERAL ATLANTIC PARTNERS

         FT. LAUDERDALE, FL. (BusinessWire) April 5, 2002 - ProxyMed, Inc. (Nasdaq: PILL), a leading provider of physician healthcare transaction processing services, announced today it has closed on its $25 million equity financing transaction with General Atlantic Partners previously announced on March 27th. Additionally, Braden R. Kelly, Partner with General Atlantic, will join the Company's Board of Directors, effective immediately.

         Pursuant to the transaction, ProxyMed issued 1,569,366 shares of unregistered common stock at $15.93 per share, with all proceeds being retained by the Company. No placement agent fees were paid in the transaction. The shares, along with 549,279 underlying common stock warrants exercisable at the same offering price, do not have to be registered for resale by ProxyMed for at least one year following the closing. In addition, the exercise of the warrants is subject to Nasdaq requirements limiting General Atlantic's ownership to its current ownership percentage unless approved by ProxyMed's shareholders. General Atlantic owns approximately 23.4% of the outstanding common stock of the Company immediately after the transaction.

ABOUT GENERAL ATLANTIC PARTNERS

General Atlantic Partners, LLC, is the world's leading private equity investment firm focused exclusively on investing in information technology businesses globally. The firm was founded in 1980 and has $4 billion in committed capital. General Atlantic has invested in over 120 companies and has current holdings in over 60 companies, of which almost one-third are based outside the United States and which include Critical Path, E*TRADE Group, Inc., Eclipsys, Exact, Exult, HEALTHvision, iFormation Group, Manugistics, Predictive Systems, ProBusiness, Rebus, Screaming Media, SESA, Tickets.com, Upromise, and Xchanging. The firm is distinguished within the investment community by its deep experience and expertise in information technology, its global perspective and worldwide presence, its long-term approach to investments, and its commitment to provide sustained strategic assistance for its portfolio companies. General Atlantic has about 70 professionals among its 130 employees worldwide with offices in Greenwich, New York, Palo Alto, Reston, London, Dusseldorf, Singapore, Tokyo, Hong Kong, and Sao Paulo. See www.gapartners.com for additional information.


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ABOUT PROXYMED - WHERE HEALTHCARE CONNECTS(TM)

ProxyMed solves the business problems of physician offices every day by automating their financial, administrative and clinical transactions with healthcare institutions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other healthcare providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories. ProxyMed exceeds customer expectations through our expertise, proven methodologies and dedication to service excellence. More information on ProxyMed is available on its home page at http://www.proxymed.com.

Note: THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT OUR CURRENT ASSUMPTIONS AND EXPECTATIONS REGARDING FUTURE EVENTS. WHILE THESE STATEMENTS REFLECT OUR CURRENT JUDGMENT, THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM PROJECTED RESULTS DUE TO A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO THE SOUNDNESS OF OUR BUSINESS STRATEGIES RELATIVE TO THE PERCEIVED MARKET OPPORTUNITIES; OUR ABILITY TO IDENTIFY SUITABLE ACQUISITION CANDIDATES; OUR ABILITY TO SUCCESSFULLY INTEGRATE ANY FUTURE ACQUISITIONS; OUR ABILITY TO SUCCESSFULLY DEVELOP, MARKET, SELL, CROSS-SELL, INSTALL AND UPGRADE OUR CLINICAL AND FINANCIAL TRANSACTION SERVICES AND APPLICATIONS TO CURRENT AND NEW PHYSICIANS, PAYERS, MEDICAL LABORATORIES AND PHARMACIES; OUR ABILITY TO COMPETE EFFECTIVELY ON PRICE AND SUPPORT SERVICES; OUR ASSESSMENT OF THE HEALTHCARE INDUSTRY'S NEED, DESIRE AND ABILITY TO BECOME TECHNOLOGY EFFICIENT; OUR ABILITY TO IDENTIFY SUITABLE ACQUISITION CANDIDATES; AND OUR ABILITY AND THAT OF OUR BUSINESS ASSOCIATES TO COMPLY WITH VARIOUS GOVERNMENT RULES REGARDING HEALTHCARE AND PATIENT PRIVACY. THESE AND OTHER RISK FACTORS ARE MORE FULLY DISCUSSED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH WE STRONGLY URGE YOU TO READ. WE EXPRESSLY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS. WHEN USED, THE WORDS "BELIEVES," "ESTIMATED," "EXPECTS," "ANTICIPATES," "MAY" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.


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